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                                                                EXHIBIT 10.17(a)

                            FOURTH ADDENDUM TO LEASE

This agreement shall serve as the fourth Addendum to the Lease dated August 7, 1997, by and between Highland Industrial Properties L.L.C., (Lessor) and Genomic Solutions, Inc., formerly know as B.I. Systems Corp. (Lessee), for office and warehouse space located at 4355 Varsity Drive Suite "F" and 4401 Varsity Drive Suite "F," Ann Arbor, Michigan.

Lessor and Lessee hereby agree to this Fourth Addendum to Lease on the following terms and conditions:

1. Lessor agrees to Lease to Lessee and Lessee agrees to Lease from Lessor an additional 6,689 square feet of office and warehouse space at 4401 Varsity Drive, Suite "F." After the effective date of this Fourth Addendum to Lease, Lessee shall have Leased a total square footage of 21,165 square feet comprised of 4355 Varsity, Suite "F" at 14,476 square feet and 4401 Varsity, Suite "F" at 6,689 square feet.

2. Lessor and Lessee agree that this Fourth Addendum shall take effect and commence on June 1, 2000 wherein both properties will have coterminous lease expiration dates with the original Lease dated August 7, 1997. The termination date for both Leases shall be midnight December 31, 2002.

3. Lessor and Lessee agree that the Lease rates for both premises shall be as follows:

          June 1, 2000 to December 31, 2000: $ 9.72 per sq. ft. NNN January 1, 2001 to December 31, 2001: $ 9.97 per sq. ft. NNN January 1, 2002 to December 31, 2002: $ 10.22 per sq. ft. NNN

4. Lessee and Lessor further agree that if they enter into a new Lease for a facility or property owned or controlled by Lessor during the term of this Fourth Addendum Lease, Lessee and Lessor agree to terminate the original Lease and the Fourth Addendum to Lease and execute a new Lease Agreement at the time Lessee takes occupancy of the new Leased Premises. Until the time of commencement of the new Lease, Lessee shall remain liable for rent under the Fourth Addendum and original Lease.

All remaining terms and conditions of the original Lease and Addendums thereof, including this Fourth Addendum not inconsistent herewith shall remain in full force and effect.

                                   HIGHLAND INDUSTRIAL PROPERTIES LLC (LESSOR)


Date: May 17, 2000                 By: /s/ Mark Lewis
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                                   Its:  Member
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                                   GENOMIC SOLUTIONS, INC. (LESSEE)

Date: May 17, 2000                 By: /s/ Jeffrey S. Williams
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                                   Its: President and CEO
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